SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 26, 2009

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of American Greetings Corporation (the “Company”) on June 26, 2009, the shareholders approved an amendment to the American Greetings Corporation 2007 Omnibus Incentive Compensation Plan (the “Plan.”), reserving an additional 1,600,000 Class A common shares and 400,000 Class B common shares for issuance under the Plan, bringing the total number of shares reserved for issuance thereunder to 5,500,000 (4,400,000 Class A common shares and 1,100,000 Class B common shares). The material terms of the Plan, as amended, are summarized in the Company’s Definitive Proxy Statement for the 2009 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on May 18, 2009 (No. 001-13859). The description of the Plan, as amended, as contained herein is qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit.

10.1	American Greetings Corporation 2007 Omnibus Incentive Compensation Plan, as Amended April 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President, General Counsel and Secretary

Date: June 26, 2009